Exhibit 32.2

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT 0F 2002

In connection with the Annual Report of Life Clips, Inc. (the Company”) on Form 10-K for the fiscal year ended June 30, 2021 as filed with the Securities and Exchange Commission (the “Report”), I, Robert Grinberg, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fully presents, in all material respects, the financial condition and results of operations or the Company.

Life Clips, Inc.

Date: October 13, 2021	By:	/s/ Robert Grinberg
Robert Grinberg
Chief Executive Officer (Principal Executive Officer)